UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2009

Scanner Technologies Corporation

(Exact name of registrant as specified in its charter)

New Mexico	000-08149	85-0169650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
125 Main St. SE, Suite 270, Minneapolis, MN	55414
(Address of principal executive offices)	(Zip Code)
14505 21st Ave. N, Suite 220, Minneapolis, MN 55447
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Tuesday March 3, 2009, 10:00 am ET

                   MINNEAPOLIS--(BUSINESS WIRE)--Scanner Technologies Corporation today announced a non-exclusive licensing agreement with SCANNERTECH LLC, a privately held company located in Tempe, Arizona. Under the terms of the agreement, SCANNERTECH LLC will provide sales, service and support for existing products, pay a royalty for the sales of certain products, and develop new inspection products for the semiconductor industry. Also as part of the agreement, Scanner Technologies Corporation will change its web domain address to “www.scannercorp.com.”

                   “We are excited about this agreement,” said Paul Crawford, the Company’s Chief Executive Officer. “It will give our customers the opportunity to enjoy the same world-class support and products they expect, provide a royalty revenue stream to the company, and allow us to pursue other profitable license agreements in the future.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scanner Technologies Corporation
(Registrant)

Date	March 3, 2009	By:	/s/ Paul D. Crawford
Paul D. Crawford
Chief Executive Officer